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INDEPENDENT AUDITORS' REPORT

The Trustees and Shareholders
Evergreen Select Adjustable Rate Fund

We have audited the accompanying statement of assets and liabilities of Evergreen Select Adjustable Rate Fund, including the schedule of investments, as of February 28, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for the year then ended, the five months ended February 28, 1997 and the year ended September 30, 1996, and the financial highlights for the year ended February 28, 1998, the five months ended February 28, 1997 and each of the years in the five-year period ended September 30, 1996 for Institutional Shares and for the year ended February 28, 1998, the five months ended February 28, 1997, each of the years in the two-year period ended September 30, 1996 and the period from May 23, 1994 (date of initial public offering) to September 30, 1994 for Institutional Service Shares. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Select Adjustable Rate Fund as of February 28, 1998, the results of its operations for the year then ended, the changes in its net assets for the year then ended, the five months ended February 28, 1997and the year ended
September 30, 1996, and the financial highlights for each of the years or periods specified in the first paragraph above in conformity with generally accepted accounting principles.




KPMG  Peat   Marwick
LLP
Boston, Massachusetts
March 31, 1998